EXHIBIT 10.1.25
                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into as of October 25, 2002, by and between Beacon Power Corporation, a Delaware corporation (the "Company"), and James M. Spiezio (the "Executive").

     WHEREAS, the Company desires the services of the Executive and the Executive wishes to remain employed by the Company;

     WHEREAS, the Executive and the Company were parties to an Employment Agreement dated October 25, 2000 (the "Former Agreement");

     WHEREAS, the Company and Executive desire to enter into a new Employment Agreement pursuant to the terms and conditions set forth below following the expiration of the Former Agreement on October 25, 2002;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1. Term. This Agreement shall be effective commencing on October 25, 2002 and continuing until terminated pursuant to Section 9. The period of the Executive's employment hereunder is referred to as the "Employment Period."

     Section 2. Duties. The Executive shall serve the Company as Chief Financial Officer and shall have duties and responsibilities consistent with such position. The Executive will report to the President and CEO of the Company. The Executive will generally perform his services at the Company's principal offices, which are currently located in Wilmington, Massachusetts, provided, however, that the Executive may be required to travel from time to time in connection with Company business.

     Section 3. Full Time; Best Efforts. During the Employment Period the Executive shall use his best efforts to promote the interests of the Company and shall devote his full business time and efforts to its business and affairs. The Executive shall not engage in any business activity, which could reasonably be expected to interfere with the performance of the Executive's duties, services and responsibilities hereunder.

     Section 4. Compensation. The Executive shall be entitled to compensation as follows:

     (a) Base Salary. During the Employment Period, the Executive will receive a salary at an annual gross rate of $168,000.00, (as the same may be adjusted from time to time, the "Base Salary"), which shall be payable in accordance with the Company's regular payroll practices. The Executive's Base Salary shall be reviewed by the Board of Directors of the Company (the "Board") at least annually and may be increased (but not decreased) in the Board's discretion, depending upon the performance of the Executive and of the Company.

     (b) Bonus. The Executive shall be eligible to receive an annual bonus based on the achievement of individual and Company performance objectives. The amount of the annual bonus will be targeted at 50% of the Executive's Base Salary, but will be granted solely at the discretion of the Board.

     (c) Withholding. The Company may withhold from compensation payable to the Executive all applicable federal, state and local withholding taxes as required by law.

     Section 5. Benefits

     (a) Generally. The Executive will be entitled to such fringe benefits as are generally available to the Company's executives, including group health and dental insurance coverage, group long and short-term disability insurance coverage, and 401(k) plan and stock plan participation. The Company shall not reduce in any material respect the benefits currently available to the Executive from the Company during the term of this Agreement. In the event that any insurance policy is paying disability benefits to Executive, and if the amount of the Executive's monthly base salary that would be paid in the absence of such disability is higher than the monthly insurance payments, then the Company shall pay Executive an amount per month equal to such excess, for so long as the Executive is employed with the Company. No such difference shall be payable after the Executive's employment is terminated with the Company.

     (b) Paid Vacation. In addition to U.S. statutory holidays, the Executive will be entitled to twenty (20) business days of paid vacation per year, accruing at the rate of 1.66 days per month. Unused vacation days in any year may be carried over and used in the next year, subject to such policies as the Company may adopt from time to time with respect thereto.

     (c) Life Insurance. The Company will provide the Executive with group term life insurance in an amount equal to no less than two times his Base Salary (up to a maximum of $200,000) plus $250,000.

     Section 6. Expense Reimbursement. The Executive will be entitled to reimbursement of all reasonable and necessary business expenses incurred by the Executive in the ordinary course of business on behalf of the Company, subject to presentation of appropriate documentation and compliance with policies established by the Board.

     Section  7.   Non-Disclosure   and   Assignment  of  Invention   Agreement:
Indemnification Agreement. The Executive shall execute and deliver to the Company the Company's standard form of Invention and Non-Disclosure Agreement and Indemnification Agreement.

     Section 8. Non-Competition and Non-Solicitation Covenants.

     (a) Non-competition. The Executive agrees that during his employment with the Company and for a period of fifty-two (52) weeks thereafter, he will not own, manage, operate, control, be employed by, provide services as an independent contractor or consultant to, own any stock or other investment in or debt of, or otherwise be connected in any manner with the ownership, management, operation or control of, any business or enterprise that at the time of termination, competes with the Company or conducts business in a field for which the Board has adopted a plan to enter while the Executive was employed by the Company.

     (b) Non-Solicitation. The Executive agrees that during his employment with the Company and for fifty-two (52) weeks thereafter, he will not attempt to persuade or induce any employee of the Company to terminate his or her employment with the Company for any reason.

     (c) Acknowledgements by Executive. The Executive acknowledges that the covenants set forth in this Section 8 are reasonable in scope and are no greater than is necessary to protect the Company's legitimate business interests. The Executive further acknowledges that any breach by him of the covenants set forth in this Section 8 would irreparably injure the Company, and that money damages would not adequately compensate the Company for the injuries that it would suffer. The parties accordingly agree that in the event of any breach or threatened breach by the Executive of any of the covenants set forth in this
Section 8, the Company may obtain, from any court of competent jurisdiction, both preliminary and permanent injunctive relief in order to prevent the occurrence or continuation of such injuries, without being required to prove actual damages or post any bond or other security. Nothing in this Agreement shall prohibit the Company from pursuing any other legal or equitable remedy that may be available to it in the event of the Executive's breach of any covenants set forth in this Agreement.

     Section 9. Termination.

     (a) Employment Termination. The employment of the Executive pursuant to this Agreement shall terminate upon the occurrence of any of the following:

     (i) At the election of the Company, for Cause, immediately upon written notice by the Company to the Executive. For purposes of this Agreement, "Cause" shall be deemed to exist upon a reasonable good faith finding by the Board that the Executive has:

     (1) committed an act constituting fraud, embezzlement or other felony, determined in the reasonable opinion of the Board acting in its sole discretion, or

     (2) materially breached his obligations under this Agreement or the Inventions and Nondisclosure Agreement, and failed to cure the same within thirty (30) days after written notice thereof is given to him by the Company, or

     (3) materially breached the Company's material policies, including but not limited to the Company's policies regarding insider trading, and sexual harassment, or

     (4) engaged in willful misconduct.

     (ii) At the election of the Company,  without  Cause,  upon at least thirty
(30) days written notice by the Company to the Executive.

     (iii) The death of the Executive, or (in the discretion of the Company) the Disability of the Executive. For purposes of this Agreement, "Disability" shall be considered to exist:

     (1) if the Executive fails to perform his normal duties for at least 120 days, whether or not consecutive, during any 360-day period, or

     (2)if the Executive's insurance company has confirmed that any disability insurance benefits are going to be paid by reason of Executive's incapacitation, or

     (3) if the Board, acting in its sole discretion, concludes that the Executive suffers from a degree of physical or mental incapacitation as a result of illness or accident which makes it reasonably unlikely that the Executive will be able to perform his normal duties for a period of 120 days. In reaching this conclusion, the Board may consult third parties, including, but not limited to, other employees, physicians, psychiatrists, and counselors.

     (iv) At the election of the Executive, for any reason, upon at least thirty
(30) days' prior written notice to the Company.

     (v) At the election of the Executive for Good Reason, provided that the Executive shall have given written notice to the Company within thirty (30) days after he becomes aware of the occurrence of any event of Good Reason specifying such event, and such event shall be continued for a period of thirty (30) days following such notice. For purposes of this Agreement, "Good Reason" means any of the following events:

     (1) a material breach by the Company of its obligations under this Agreement or Indemnification Agreement, or

     (2) a change in the primary location where the Executive is expected to perform his services hereunder to a location that is more than fifty (50) miles away from Wilmington, Massachusetts.

     (b) Effect of Termination.

     (i) Termination Pursuant to Section 9(a)(i) relating to termination for cause or Section 9(a)(iv) relating to termination at the election of Executive for any reason. In the event the Executive's employment is terminated pursuant to Section 9(a)(i) or Section 9(a)(iv), the Company shall pay to Executive his accrued Base Salary through the last date of his employment hereunder (the "Termination Date") and shall continue to provide to the Executive the benefits described in Section 5 (the "Benefits") through the Termination Date, but shall have no responsibility for any compensation or benefits to the Executive for any time period subsequent to the Termination Date.

     (ii) Termination pursuant to Section 9(a)(ii) relating to termination without cause or Section 9(a)(v) relating to termination at the election of Executive for Good Reason. In the event the Executive's employment is terminated pursuant to Section 9(a)(ii) or Section 9(a)(v), the Company shall:

     (1) Within five (5) business days after the Termination Date pay to the Executive a cash amount equal to his then weekly Base Salary multiplied by the number forty-eight (48), subject to withholdings required by law.

     (2) Continue to provide the benefits described in Section 5 to the Executive for forty-eight (48) weeks.

     (iii) Termination pursuant to Section 9(a)(iii) relating to the death or disability of the Executive. In the event the Executive's employment is terminated pursuant to Section 9(a)(iii), the Company shall:

     (1) Continue to pay to Executive or his estate, as the case may be, an amount equal to his then current Base Salary for the three (3) month period following the Termination Date.

     (2) Continue for the twelve (12) month period following the Termination Date all health and dental insurance benefits the Executive was entitled to at the Termination Date.

     (iv) Golden Parachute Payment Excise Tax Protection. In the event that the excise tax imposed by Section 4999 of the Internal revenue Code of 1986, as amended (the "Code"), (or any successor penalty or excise tax subsequently imposed by law) applies to any payments of benefits paid or conferred under this Agreement, an additional amount shall be paid by the Company to the Executive such that the aggregate after-tax amount he shall receive under this Agreement, including this Section 9(iv), shall have a present value equal to the aggregate after-tax amount that he would have received and retained had such excise tax not applied to him. For this purpose, the Executive shall be assumed to be subject to tax in each year related to computation at the then maximum applicable combined Federal and Massachusetts income tax rate, and the determination of the present value payments to him shall be made consistent with the principles of Section 280G of the Code.

     Section  10.  No  Conflicting  Agreements.  The  Executive  represents  and warrants to the Company that he is not a party to or bound by any confidentiality, non-competition, non-solicitation or other agreement or restriction which could conflict with or be violated by the performance of his duties for the Company.

     Section 11. No Disparagement. Each party agrees that at all times following the termination of the Executive's employment hereunder, such party shall not make or cause to be made, directly or indirectly, any statements to any third party that disparage or denigrate the other party or, in the case of the Company, any of its current or former directors, officers or employees, unless required by law.

     Section 12. Enforceability. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

     Section 13. Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or express mail, or mailed by first class certified or registered mail, postage prepaid, return receipt requested as follows:

     (a) If to the Executive:           (b) If to the Company:

         [address deleted]                  Beacon Power Corporation
                                            234 Ballardvale Street
                                            Wilmington, MA 01887
                                            Attn: Chief Executive Officer

     or to such address as a party shall have designated by notice to the other party.

     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     Section 15. Amendments and Waivers. No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

     Section 16. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by the Company without the Executive's consent, provided that the Company may assign this Agreement to an entity that acquires substantially all the Company's assets by means of an asset sale, merger or otherwise, provided further that such entity shall agree in writing to assume and be bound by this Agreement. This Agreement is personal to the Executive and is not assignable by him.

     Section 17. Entire Agreement. This Agreement constitutes the final and entire Agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto. The Executive expressly acknowledges that the Former Agreement is no longer valid and is of no force and effect following its expiration on October 25, 2002. The Executive also acknowledges that any claims or causes of action the Executive may have had pursuant to the Former Agreement are null and void.

     Section 18. Survivability. Sections 8, 11, 12, 13, 14, 15, 16 and 17 herein shall survive the termination of this Agreement.

     Section 19. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     Section 20. Counterparts. This Agreement may be executed in any number of counterparts and with counterpart signatures pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.


EXECUTIVE                                     BEACON POWER CORPORATION

_______________________                      By: _____________________________
James M. Spiezio                                 Signature
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